Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Blue Coat, Inc. of our report dated January 29, 2016, relating to our audits of the consolidated financial statements of Project Barbour Holdings Corporation and subsidiaries, Predecessor to Blue Coat, Inc., appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/ RSM US LLP

San Jose, California

June 2, 2016